UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2026

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USBC, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-37479	90-0273142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 E 2nd Street, 15th Floor

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 239-7673

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	USBC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2026 (the “Closing Date”), USBC, Inc. ("USBC" or the “Company”) completed the divestiture of its legacy non-invasive sensor technology business pursuant to a Stock Purchase Agreement (the “Agreement”) entered into by and among the Company, its wholly-owned subsidiary, Particle, Inc., a Nevada corporation (“Particle”), Particle Acquisition Corporation, a Nevada corporation (the “Buyer”), and the Company’s former Chairman, President and CEO, Ronald P. Erickson, an individual and principal officer of the Buyer solely for purposes of Section 6.07 of the Agreement.

Under the terms of the Agreement, the Company agreed to transfer to the Buyer, free and clear of all liens, all of the issued and outstanding equity interests of Particle in exchange for aggregate consideration of (i) USD One Dollar ($1.00), and (ii) the assumption of all obligations specifically related to the business, including the lease for the corporate office facility in Seattle, Washington.

The Agreement also obligates the Buyer to pay to the Company a revenue share amount equal to ten percent (10%) of all future net revenue generated from products that incorporate or utilize the proprietary non-invasive diagnostic and sensor technology platform or related intellectual property transferred to the Buyer (each, a “Covered Product”), payable during the period commencing on the Closing Date until the earlier of (i) the fifth anniversary of the first commercial sale of a Covered Product or (ii) the occurrence of a change of control of the Buyer. In addition, upon the consummation of any future acquisition or change of control of the Buyer or the Covered Products that occurs on or prior to the fifth anniversary of the Closing Date, the Buyer is required to pay to the Company an acquisition share payment ranging between five percent (5%) and thirty-five percent (35%) of such acquisition proceeds.

The Company will provide certain transitional services to the Buyer following the Closing Date including transferring all intellectual property used in or necessary for the business to the Buyer within sixty (60) days following the Closing Date.

The Agreement contains customary representations and warranties of each party, which terminate at the Closing Date except in the case of fraud, and the Buyer agreed to indemnify the Company for any losses arising from the assumed obligations.

The financial impact of the divestiture transaction is not expected to be material to the Company's financial statements. The divestiture transaction constitutes a related party transaction under applicable SEC rules. Accordingly, the Agreement was reviewed and approved by the independent Audit Committee of the Company's Board of Directors and the Board prior to its execution.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 27, 2026, the Company and the Buyer entered into a short-term secured promissory note (the "Note") agreement in an aggregate principal sum of up to $450,000 solely to fund a portion of Buyer’s operating expenses until permanent equity financing is secured by the Buyer.

The Company agreed to provide the Buyer with this limited operating capital to help ensure a smooth transition of the business to independent ownership. The Note allows the Company to receive a secured repayment obligation and provides a vehicle for the Company to keep the intellectual property intact. The Note includes customary events of default upon which the Company may accelerate the amounts due. If such events of default occur and are not cured within the applicable cure period, the Company may require the Buyer to transfer certain specified intellectual property to the Company.

The Note permits the Company, in its sole discretion, to make monthly advances over a six-month period ending on September 23, 2026 (the "Maturity Date"), with principal and accrued interest due on the Maturity Date with an option to extend the Maturity Date for one additional period of one hundred eighty (180) days upon prior written notice. The Note bears interest at a rate of ten percent (10%) per annum with any amount of principal or interest not paid when due bearing interest at a rate equal to the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum rate permitted by applicable law from the applicable due date until the same is paid.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, a copy of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing Date of the divestiture of the legacy sensor business, Ronald P. Erickson concluded his service as a member of the Company's Board of Directors and as President of the Company's Science Division.

Such departure from Mr. Erickson's positions with the Company was not the result of any disagreement with the Company, Particle or any of their respective affiliates on any matter relating to their respective operations, policies or practices.

In connection with his departure, Mr. Erickson is eligible to receive such separation benefits and post-departure continuing compensation as may be provided pursuant to that certain employment agreement dated August 6, 2025, by and between the Company and Mr. Erickson.

Item 7.01. Regulation FD Disclosure.

On April 2, 2026, the Company issued a press release announcing the completion of the divestiture of its legacy non-invasive sensor technology business. The divestiture represents an important step in USBC’s strategic evolution, simplifying operations and reallocating capital toward its core fintech initiative to launch and scale its tokenized deposit offering, while retaining economic participation in the upside potential of the legacy sensor technology business. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the testing phase of the delivery strategy for the Company's tokenized deposit product offering as well as the expected timing of the future launch of the Company's retail tokenized deposit product offering. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied in such statements. These risks and uncertainties include, but are not limited to, regulatory approvals, market adoption, technological developments, and other risks and uncertainties more fully detailed in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the transition period ended December 31, 2025, Forms 10-Q and 8-K, and other reports filed with the SEC from time to time. As a result of these matters, changes in facts, assumptions not being realized, or other circumstances, the Company’s actual results may differ materially from those expressed or implied in such statements. Forward-looking statements contained in this announcement are only made as of this date, and the Company undertakes no duty to update such information after the date of this announcement except as required under applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1†	Stock Purchase Agreement, dated March 27, 2026, by and among USBC, Inc., Particle, Inc., Particle Acquisition Corporation, and Ron Erickson
99.1	Press Release, dated April 2, 2026, announcing the completion of the divestiture of the Company’s legacy non-invasive sensor technology business
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†    Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USBC, Inc.

Date: April 2, 2026	By:	/s/ Kitty Payne
Kitty Payne
Chief Financial Officer